Exhibit 21.1
Subsidiaries of the Registrant

Axalta Coating Systems France SAS	France
Axalta Coating Systems Germany GmbH & Co. KG	Germany
Axalta Coating Systems (Changchun) Co. Ltd.	China
Axalta Coating Systems Belgium BVBA	Belgium
Axalta Coating Systems, LLC	Delaware (USA)
Axalta Coating Systems Canada Company	Canada
Axalta Coating Systems EMEA Holding B.V.	Netherlands
Axalta Coating Systems Asia Holding B.V.	Netherlands
Axalta Coating Systems Mexico, S. de R.L. de C.V.	Mexico
Axalta Coating Systems Singapore Holding Pte LTD.	Singapore
Axalta Coating Systems France Holding SAS	France
Axalta Coating Systems Deutschland Holding GmbH & Co. KG	Germany
Axalta Coating Systems Finance 2 S.a.r.l.	Luxembourg
Axalta Coating Systems Luxembourg Holding 2 S.a.r.l.	Luxembourg
Axalta Coating Systems Luxembourg Holding S.a.r.l.	Luxembourg
Axalta Coating Systems Dutch Holding B B.V.	Netherlands
Axalta Coating Systems Dutch Holding A B.V.	Netherlands
Axalta Coating Systems U.S. Holdings, Inc.	Delaware (USA)
Axalta Coating Systems U.S. Inc.	Delaware (USA)
Axalta Coating Systems Luxembourg Top S.a.r.l.	Luxembourg
Axalta China Holding Co.,LTD	China
Axalta Coating Systems U.S.A.,LLC	Delaware (USA)
Axalta Powder Coating Systems U.K. Ltd.	United Kingdom
Axalta Coating Systems U.K. Ltd.	United Kingdom
Axalta Coating Systems Italy Srl	Italy
Axalta Coating Systems Finance 1 S.a.r.l.	Luxembourg
Axalta Coating Systems UK Holding Ltd.	United Kingdom
Axalta Coating Systems GmbH	Switzerland
Dura Coat Products of Alabama, Inc.	Alabama (USA)
Axalta Coating Systems USA Holdings , Inc.	Delaware (USA)
Axalta Coating Systems Bermuda Finance1, Ltd	Bermuda
Axalta Coating Systems LA Holding II B.V.	Netherlands